Exhibit 99.1

GREENHUNTER RESOURCES ANNOUNCES THE

APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

GRAPEVINE, TEXAS, August 19, 2013—GreenHunter Resources, Inc. (NYSE MKT: GRH and GRH.PRC) (the “Company”), a diversified water resource, waste management and environmental services company specializing in the unconventional oil and natural gas shale resource plays, announced today that the Company has appointed Ronald (“Ron”) McClung as its new Senior Vice President and Chief Financial Officer effective September 1, 2013.

Mr. McClung, who is a Certified Public Accountant (CPA) in good standing with the Texas State Board of Public Accountancy, brings more than twenty-five years of both public and private company audit, treasury, risk management, SEC public company reporting, Sarbanes-Oxley compliance, due diligence and acquisition integration experience. Mr. McClung initiated his career as an audit manager while at public accounting firms KPMG and Robinson, Burdette, Martin & Cowan, LLP, and as a Corporate Controller while at Key Energy Services, Inc. and as a Chief Financial Officer at Basic Energy Services, Inc. Most of Mr. McClung’s experience has been in the oilfield service sector with companies that are heavily involved in both salt water disposal and trucking operations associated with this business. Most recently, Mr. McClung has served as Corporate Controller for Patterson-UTI Energy, Inc. – a land based oil and gas well drilling and pressure pumping services company. Mr. McClung earned a Bachelor of Accounting degree from Texas Tech University where he graduated Summa Cum Laude.

Management Comments

Mr. Jonathan D. Hoopes, Interim-CEO, President and COO of GreenHunter Resources, commented “After an exhausted interview process of many qualified candidates, we chose Ron McClung to oversee our Company’s entire accounting and finance department including financial reporting and regulatory compliance responsibilities. We have been most impressed with not only Ron’s past accomplishments that notably include the successful integration of numerous acquisitions and recruitment and management of qualified accounting professionals, but also his strong integrity and work ethic. We look forward to Ron’s arrival and subsequent implementation of the necessary improvements we are seeking in our accounting and finance department which we anticipate will vastly improve both the timing and internal financial reporting necessary for management oversight.”

About GreenHunter Water, LLC (a wholly owned subsidiary of GreenHunter Resources, Inc.)

GreenHunter Water, LLC provides Total Water Management Solutions™ in the oilfield. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-Cycle®), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCAT™) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

For a visual animation of the Class II Salt Water Disposal well development and completion technique that is being utilized in GreenHunter Water’s Appalachia, Eagle Ford, Mississippian Lime and Bakken SWD program, navigate to the video by clicking on “Salt Water Disposal Animation” button on the Operations tab at GreenHunterResources.com or click here.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Resources and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Resources undertakes no obligation to update these forward-looking statements in the future.

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For Further Information Contact:

GreenHunter Resources, Inc.

Jonathan D. Hoopes

Interim CEO, President and COO

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

jhoopes@greenhunterresources.com